                                                                   EXHIBIT 10.44


                           REPLACEMENT REVOLVING NOTE

Dated as of July 1, 2002
Amount: $25,000,000                                           Due: July 1, 2003


          On July 1, 2003 (the "Maturity Date"), GOLD BANC CORPORATION, INC., a Kansas corporation (the "Undersigned"), whose address is 11301 Nall Avenue, Leawood, Kansas 66211, for value received, promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION (formerly known as LaSalle National Bank), a national banking association (the "Bank"), whose address is 135 South LaSalle Street, Chicago, Illinois 60603, the lesser of: the principal sum of TWENTY FIVE MILLION and 00/100 DOLLARS ($25,000,000), or the aggregate unpaid principal amount of the loans made available by the Bank to the Undersigned pursuant to the Loan Agreement hereinafter defined, together with interest on any and all principal amounts outstanding hereunder from time to time from the date hereof until maturity. The Undersigned may borrow, repay (except as provided herein) without penalty and reborrow under this Note, from the date hereof until but excluding the Maturity Date.

          Interest shall be computed at the rates of interest and shall be payable at the times set forth in that certain Amended and Restated Loan Agreement dated as of December 1, 1998 between the Undersigned and the Bank (as amended from time to time, the "Loan Agreement").

          The Undersigned hereby authorizes the Bank to charge any account of the Undersigned for all sums due hereunder, following a default hereunder. Principal payments submitted in funds not available until collected shall continue to bear interest until collected. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension.

          All advances and repayments hereunder shall be evidenced by entries on the books and records of Bank which shall be presumptive evidence of the principal amount and interest owing and unpaid on this Note, or any renewal or extension hereof. The failure to so record any such amount or any error so recording any such amount shall not, however, limit or otherwise affect the obligations of the Undersigned hereunder to repay the principal amount of the liabilities together with all interest accruing thereon.

This Note evidences indebtedness incurred under the Loan Agreement to which reference is hereby made for a statement of the terms and conditions under which the due date of the Note or any payment thereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Loan Agreement.

          The loan evidenced hereby has been made and this Note has been delivered at the Bank's main office and shall be governed and construed in accordance with the laws of the State of Illinois, in which state it shall be performed, and shall be binding upon the Undersigned and its successors and assigns. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be deemed ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Note.

          This Note is a replacement and substitute for, but not a repayment of, that certain Replacement Revolving Note in the principal amount of $25,000,000, dated September 28, 2001, made by the Undersigned payable to the order of the Bank, and is not and shall not be deemed a novation therefor.

          IN WITNESS WHEREOF the Undersigned has executed this Replacement Revolving Note as of the date above set forth.

                                              GOLD BANC CORPORATION, INC.


                                              By:  ___________________________
                                              Its: ___________________________

                                       2